 Filed Pursuant to Rule 42(b)(7)
 Registration Statement No. 333-276368
PROSPECTUS SUPPLEMENT
(To Prospectus dated November 5, 2024)
14,265,334 Shares of
Class A Common Stock

This prospectus supplement relates to the resale from time to time of up to 14,265,334 shares (the “PIPE Shares”) of Class A common stock, par value $0.001 per share (“Class A common stock”), of EchoStar Corporation, a Nevada corporation (the “Company,” “we,” “us” or “our”), by the selling shareholders listed herein (the “selling shareholders” or the “PIPE Investors”) party to those certain subscription agreements, dated September 30, 2024 (the “Subscription Agreements”). We are registering these shares on behalf of the selling shareholders to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the shares of Class A common stock offered by this prospectus supplement. One of the PIPE Investors is CONX Corp., a Nevada corporation (“CONX”), which is indirectly controlled by Charles W. Ergen, our Chairman. An aggregate of 1,551,355 PIPE Shares are being registered hereby for resale by CONX.
The selling shareholders identified in this prospectus supplement may offer the PIPE Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling shareholders, see the section entitled “Plan of Distribution” beginning on page S-19. For a list of the selling shareholders, see the section entitled “Selling Shareholders” beginning on page S-15.
Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SATS.” The last reported sale price of our Class A common stock on Nasdaq on November 7, 2024, was $26.07 per share.
We have two classes of common stock: Class A common stock and Class B common stock, par value $0.001 per share (“Class B common stock”). Each holder of Class A common stock is entitled to one vote per share. Each holder of Class B common stock is entitled to ten votes per share on all matters submitted to a vote of the shareholders. Each share of Class B common stock is convertible at the option of the holder into one share of Class A common stock. Mr. Ergen beneficially owns approximately 53.9% of our total equity securities (assuming conversion of the shares of Class B common stock beneficially owned by Mr. Ergen into shares of Class A common stock and giving effect to the exercise of options held by Mr. Ergen that are either currently exercisable as of, or may become exercisable within 60 days after, October 29, 2024) and beneficially owns approximately 91.3% of the total voting power of all classes of shares (assuming no conversion of any shares of Class B common stock and giving effect to the exercise of options held by Mr. Ergen that are either currently exercisable as of, or may become exercisable within 60 days after, October 29, 2024). Through his beneficial ownership of our equity securities, Mr. Ergen has the ability to elect a majority of our directors and to control all other matters requiring the approval of our shareholders. Additionally, Mr. Ergen and certain entities established for the benefit of his family have agreed not to vote, or cause or direct to be voted, the Class A Common Stock beneficially owned by them, other than with respect to any matter presented to the holders of Class A Common Stock on which holders of Class B Common Stock are not entitled to vote, for three years following the closing of the merger between EchoStar and DISH Network. As a result of such agreement, Mr. Ergen’s effective total voting power is approximately 90.4%.
See “Risk Factors” beginning on page S-4, along with the risk factors incorporated by reference herein, to read about factors you should consider before buying shares of our Class A common stock.
Neither the United States Securities and Exchange Commission (the “SEC”), nor any state securities commission, has approved or disapproved of the securities that may be offered under this prospectus supplement, nor have any of these regulatory authorities determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 8, 2024.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we originally filed with the SEC on January 3, 2024, as amended on November 5, 2024. This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the base prospectus (the “accompanying prospectus”), which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement, any additional prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference (as described below under the heading “Incorporation of Certain Information by Reference”).
We have not authorized anyone to give any information other than that contained or incorporated by reference in this prospectus supplement, any additional prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us to which we have referred you. We do not take any responsibility for, or can provide any assurance as to the reliability of, any other information that others give you. In this prospectus supplement, any reference to an applicable prospectus supplement may refer to or include a free writing prospectus, unless the context otherwise requires. This prospectus supplement, any additional prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus supplement, any additional prospectus supplement or the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, any additional prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the applicable document.
If the description of the offering varies between this prospectus supplement, any additional prospectus supplement the accompanying prospectus and the information incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement and, if applicable, the additional prospectus supplement(s); provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, any additional prospectus supplement and the accompanying prospectus, along with the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, statements about plans, objectives and strategies, growth opportunities in a company’s industries and businesses, its expectations regarding future results, financial condition, liquidity and capital requirements, estimates regarding the impact of regulatory developments and legal proceedings, and other trends and projections. Forward-looking statements are not historical facts and may be identified by words such as “future,” “project,” “continue,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “estimate,” “expect,” “predict,” “will,” “would,” “could,” “can,” “may,” and similar terms. These forward-looking statements are based on information available to us as of the date of this prospectus supplement and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, many of which may be beyond our control. Accordingly, actual performance, events or results could differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including, but not limited to, the following:
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risks relating to the consummation of the Pending Transactions (as defined below) within expected time frames or at all;

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our ability to realize synergies from the Merger (as defined below) in the amounts anticipated, within expected timeframes or at all, and risks associated with the foregoing may also result from any extended delay in the integration of the Merger;

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risks relating to our substantial debt outstanding and our ability to incur additional debt in the future, and the fact that a significant portion of our assets secure certain of our outstanding debt;

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our ability and the ability of third parties with whom we engage to operate our business as a result of changes in the global business environment, including regulatory and competitive considerations;

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our ability to implement and/or realize benefits of our investments and other strategic initiatives, including our investments to acquire certain wireless spectrum licenses and related assets;

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significant risks related to our ability to launch, operate, and control our satellites, operational and environmental risks related to our owned and leased satellites, and risks related to our satellites under construction;

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risks related to our foreign operations and other uncertainties associated with doing business internationally;

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risks related to our dependency upon third-party providers, including supply chain disruptions and inflation;

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risks related to cybersecurity incidents; and

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risks related to our human capital resources.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in EchoStar’s most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, each of which are all incorporated by reference herein, and in this prospectus supplement under the heading “Risk Factors.” All cautionary statements made or referred to herein should be read as being applicable to all forward-looking statements wherever they appear. You should consider the risks and uncertainties described, incorporated by reference or referred to herein and should not place undue reliance on any forward-looking statements. The forward-looking statements speak only as of the date made. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume

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responsibility for the accuracy and completeness of any forward-looking statements. We assume no responsibility for updating forward-looking information contained or incorporated by reference herein or in any documents we file with the SEC, except as required by law.
Should one or more of the risks or uncertainties described herein or in any documents we file with the SEC occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the entire prospectus supplement, any additional prospectus supplement and the accompanying prospectus, along with the information incorporated by reference, including the more detailed information regarding our company, the Class A common stock being sold by the selling shareholders in this offering and our consolidated financial statements and the related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement, including the information incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 10-K”), as updated by our subsequent filings with the SEC, any additional prospectus supplement and the accompanying prospectus. Some of the statements in this summary constitute forward-looking statements, with respect to which you should review the section of this prospectus supplement entitled “Cautionary note regarding forward-looking statements.”
Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” and “our company” refer to and similar references refer to EchoStar Corporation (“EchoStar”) and its consolidated subsidiaries.
Our Company
EchoStar Corporation is a holding company that was organized in October 2007 as a corporation under the laws of the State of Nevada. Our Class A common stock is publicly traded on Nasdaq under the symbol “SATS.” Our principal executive offices are located at 9601 South Meridian Boulevard, Englewood, Colorado 80112 and our telephone number is (303) 723-1000.
We currently operate four primary business segments: (1) Pay-TV; (2) Retail Wireless; (3) 5G Network Deployment; and (4) Broadband and Satellite Services. We offer pay-TV services under the DISH® brand and the SLING® brand. We also offer nationwide prepaid and postpaid retail wireless services to subscribers primarily under our Boost Mobile® and Gen Mobile® brands, as well as a competitive portfolio of wireless devices. We are continuing our 5G Network Deployment and commercializing and growing customer traffic on our 5G Network. We are transitioning our Retail Wireless segment to a mobile network operator as our 5G Network has become commercially available and we grow customer traffic on our 5G Network. We also provide broadband services to consumer customers, which include home and small to medium-sized businesses, and satellite, multi-transport technologies and managed network services to enterprise customers, telecommunications providers, aeronautical service providers and government entities, including civilian and defense. In December 2023, our EchoStar XXIV satellite began service, bringing additional broadband capacity across North and South America and is expected to be an integral part of our satellite service business.
Recent Developments
PIPE Investment
On September 30, 2024, we entered into subscription agreements with certain accredited investors, including CONX Corp., a Nevada corporation (“CONX”), indirectly controlled by Charles W. Ergen, our chairman (the “selling shareholders” or the “PIPE Investors” and the subscription agreements, the “Subscription Agreements”), pursuant to which the PIPE Investors have agreed, subject to the terms and conditions set forth therein, to purchase from us an aggregate of 14,265,334 shares (the “PIPE Shares”) of Class A common stock, at a purchase price of $28.04 per share, for an aggregate cash purchase price of approximately $400 million (such investment, the “PIPE Investment”). The portion of the PIPE Investment represented by the CONX Subscription Agreement represents an agreement to purchase from us an aggregate of 1,551,355 shares of Class A common stock for an aggregate cash purchase price of approximately $43.5 million. The PIPE Investment is conditioned on and expected to close concurrently with the closing of the DISH Transactions (as defined and described in the Company’s Current Report on Form 8-K, filed on September 30, 2024 (the “Pending Transactions 8-K”)), subject to the terms and conditions set forth in the Subscription Agreements. Pursuant to registration rights granted to the PIPE Investors under the Subscription Agreements, the Company has agreed to register the resale of the PIPE Shares pursuant to this prospectus supplement.
The foregoing description of the Subscription Agreements is not complete and is qualified in its entirety by reference to the Pending Transactions 8-K, including the exhibits thereto.

THE OFFERING
Class A common stock offered by the selling shareholders
Up to 14,265,334 shares of Class A common stock.
Class A common stock outstanding immediately prior to this offering
140,489,540 shares of Class A common stock.
Class B common stock outstanding immediately prior to this offering
131,348,468 shares of Class B common stock.
Voting
Each holder of our Class A common stock is entitled to one vote per share on all matters to be voted on by shareholders generally.
Each holder of Class B common stock is entitled to ten votes for each share of Class B common stock on all matters submitted to a vote of shareholders. Each share of Class B common stock is convertible, at the option of the holder, into one share of Class A common stock. The conversion ratio is subject to adjustment from time to time upon the occurrence of certain events, including: (A) dividends or distributions on Class A common stock payable in Class A common stock or certain other capital stock; and (B) subdivisions, combinations or certain reclassifications of Class A common stock.
Holders of our Class A and Class B common stock vote together as a single class on all matters presented to our shareholders for their vote or approval, except as otherwise required by applicable law.
Mr. Ergen beneficially owns approximately 53.9% of our total equity securities (assuming conversion of the shares of Class B common stock beneficially owned by Mr. Ergen into shares of Class A common stock and giving effect to the exercise of options held by Mr. Ergen that are either currently exercisable as of, or may become exercisable within 60 days after, October 29, 2024) and beneficially owns approximately 91.3% of the total voting power of all classes of shares (assuming no conversion of any shares of Class B common stock and giving effect to the exercise of options held by Mr. Ergen that are either currently exercisable as of, or may become exercisable within 60 days after, October 29, 2024). Additionally, Mr. Ergen and certain entities established for the benefit of his family have agreed not to vote, or cause or direct to be voted, the Class A Common Stock beneficially owned by them, other than with respect to any matter presented to the holders of Class A Common Stock on which holders of Class B Common Stock are not entitled to vote, for three years following the closing of the merger between EchoStar and DISH Network. As a result of such agreement, Mr. Ergen’s effective total voting power is approximately 90.4%. Through his beneficial ownership of our equity securities, Mr. Ergen has the ability to elect a majority of our directors and to control all other matters requiring the approval of our shareholders. As a result of Mr. Ergen’s voting power, we are a “controlled company” as defined in Nasdaq’s listing rules and, therefore, are not subject to Nasdaq requirements that would otherwise require us to have (i) a majority of independent directors; (ii) a nominating committee composed solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; (iv) a compensation committee charter which provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and/or (v) director nominees selected, or recommended for the Board of Directors selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.
Use of proceeds
We will not receive any proceeds from the sale of shares of Class A common stock by the selling shareholders in this offering.
Risk factors
Investing in our shares of Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and any risk factors described in the documents we incorporate by reference, as well as all the other information set forth in this prospectus supplement, any additional prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference, before investing in our Class A common stock.
Nasdaq symbol
“SATS”.

RISK FACTORS
An investment in our securities involves a high degree of risk. In addition to the other information included or incorporated by reference in this prospectus supplement, including the risk factors associated with our business included in Item 1A under the heading “Risk Factors” in our 2023 10-K, as updated by our subsequent filings with the SEC, you should carefully consider the following risk factors set forth below before making an investment in our Class A common stock. See “Where You Can Find More Information.” Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Class A common stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. As used in the risks described in this subsection, references to “we,” “us” and “our” are intended to refer to EchoStar Corporation unless the context clearly indicates otherwise. Capitalized terms not defined herein have the meanings ascribed to them in the Pending Transactions 8-K.
Risks Related to the Pending Transactions
We may not be able to successfully complete the DISH DBS Exchange Offers and the DIRECTV Transaction.
The consummation of each of the sale of our Pay-TV Business (the “DIRECTV Transaction”) DIRECTV Transaction and the DISH DBS Exchange Offers (as described in the Pending Transactions 8-K) is subject to various conditions, including, among others, absence of any law, judgment or injunction to enjoin or make the transaction illegal, receipt of regulatory approvals, a minimum closing cash condition, the completion of the Pre-Closing Reorganization and the Pre-Closing Restructuring (as described in the Pending Transactions 8-K), and the consummation of the DISH DBS Exchange Offers. We cannot assure you that we will be able to complete the sale of the Pay-TV Business. If the DIRECTV Transaction or the DISH DBS Exchange Offers is not completed for any reason, the price of our common stock may decline, and our business, financial condition and results of operations may be impacted, including: to the extent that the market price of our common stock reflects positive market assumptions that the transaction will be completed and the related benefits will be realized; based on the significant expenses, such as legal and financial advisory services, which generally must be paid regardless of whether the transactions are completed; and due to the risk that we may be unable to enter into alternative transactions or consummate the DISH DBS Exchange Offers. If we are unable to close on the sale of the DIRECTV Transaction, we may incur additional expenses and management’s attention may be diverted from our current business strategy, which could have a material adverse effect on our business.
We have substantial debt outstanding, we intend to incur new debt in connection with the Pending Transactions and we may incur additional debt in the future.
As of December 31, 2023, our total long-term debt and finance lease obligations (including current portion) outstanding, including the debt of our subsidiaries, was $22.764 billion. The consummation of the Pending Transactions (as described in the Pending Transactions 8-K) will increase our total debt.
Our debt levels could have significant consequences, including, but not limited to:
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making it more difficult to satisfy our obligations;

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a dilutive effect on our outstanding equity capital or future earnings;

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increasing our vulnerability to general adverse economic conditions, including, but not limited to, changes in interest rates; and

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requiring us to devote a substantial portion of our cash to make interest and principal payments on our debt, thereby reducing the amount of cash available for other purposes.

As a result, we would have limited financial and operating flexibility to changing economic and competitive conditions. This could result in difficulty obtaining debt financing on attractive terms or at all, limiting our ability to raise additional debt and placing us at a disadvantage compared to our competitors that are less leveraged.
In addition, we may incur additional debt in the future. The terms of the indentures relating to our senior notes, senior secured notes and our existing convertible notes permit us to incur additional debt, and the terms of the new debt that is proposed to be issued in connection with the Pending Transactions will also permit us to incur additional debt. If additional debt is added to our current debt levels, the risks we now face could intensify. If the Pending Transactions are consummated we will incur the following categories of new debt: (i) the New DISH DBS Notes, (ii) the Financing (as defined in the Pending Transactions 8-K) pursuant to the Loan and Security Agreement and the issuance of the Preferred Membership Interests (as defined in the Pending Transactions 8-K), (iii) the $2.4 billion of Exchange Non-Convertible Notes and the $1.9 billion of Exchange Convertible Notes and (iv) $5.2 billion of New Money Notes, each as described in the Pending Transactions 8-K.
The Financing and the issuance of the Preferred Membership Interests may limit our ability to receive cash from SubscriberCo, our subsidiary. While the Financing limits the ability of SubscriberCo (as defined in the Pending Transactions 8-K) to incur consensual restrictions on its ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. Additionally, our and SubscriberCo’s operations and liquidity may be restricted by the terms of the issuance of the Preferred Membership Interests, including the requirement to make monthly interest payments, the redemption procedures, and the liquidation preference. In the event that we do not receive distributions from SubscriberCo or other subsidiaries, we may be unable to make required principal and interest payments on our indebtedness.
Risks Related to this Offering and Ownership of Our Class A Common Stock
Our Class A common stock price and trading volume has been and may continue to be volatile or may decline regardless of our operating performance, which could cause purchasers of our Class A common stock to incur substantial losses.
Volatility in the market price of our Class A common stock may prevent you from being able to sell your shares at or above the price you paid for them. The market price of our Class A common stock has fluctuated, and may continue to fluctuate widely due to many factors, some of which may be beyond our control. Many factors may cause the market price of our Class A common stock to fluctuate significantly, including those described elsewhere in this “Risk Factors” section and the documents incorporated by reference in this prospectus supplement, as well as the following:
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pandemics, crises or disasters;

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our operating and financial performance and prospects;

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our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

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future announcements or press coverage concerning our business or our competitors’ businesses;

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the public’s reaction to our press releases, other public announcements, and filings with the SEC;

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the size of our public float;

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coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

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market and industry perception of our success, or lack thereof, in pursuing our business strategies;

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strategic actions by us or our competitors, such as acquisitions or restructurings;

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changes in laws or regulations which adversely affect our industry or us;

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changes in accounting standards, policies, guidance, interpretations, or principles;

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changes in senior management or key personnel;

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issuances, exchanges or sales, or expected issuances, exchanges, or sales of our capital stock or other securities;

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adverse resolution of new or pending litigation against us; and

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changes in general market, economic, and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war, and responses to such events.

As a result, volatility in the market price and trading volume of our Class A common stock may prevent investors from being able to sell their shares of Class A common stock at or above their purchase price, or at all. These fluctuations may be unrelated or disproportionate to our operating performance or prospects and may materially reduce the market price of our Class A common stock. If the market price of our Class A common stock experiences significant volatility, including substantial decreases, you could incur a substantial or complete loss on your investment.
We are controlled by one principal shareholder who is our Chairman.
Charles W. Ergen, our Chairman, beneficially owns approximately 53.9% of our total equity securities (assuming conversion of the Class B common stock beneficially owned by Mr. Ergen into Class A common stock and giving effect to the exercise of options held by Mr. Ergen that are either currently exercisable as of, or may become exercisable within 60 days after, October 29, 2024) and beneficially owns approximately 91.3% of the total voting power of all classes of shares (assuming no conversion of any Class B common stock and giving effect to the exercise of options held by Mr. Ergen that are either currently exercisable as of, or may become exercisable within 60 days after, October 29, 2024). In addition, on September 30, 2024 CONX, an entity indirectly controlled by Mr. Ergen, agreed to purchase 1,551,355 shares of Class A common stock for an aggregate purchase price of approximately $43.5 million as part of the PIPE Investment. Following the closing of the PIPE Investment, Mr. Ergen will own approximately 51.8% of our total equity securities. Through his beneficial ownership of our equity securities, Mr. Ergen has the ability to elect a majority of our directors and to control all other matters requiring the approval of our shareholders. As a result of Mr. Ergen’s voting power, we are a “controlled company” as defined in Nasdaq’s listing rules and, therefore, are not subject to Nasdaq requirements that would otherwise require us to have (i) a majority of independent directors; (ii) a nominating committee composed solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; (iv) a compensation committee charter which provides the compensation committee with the authority and funding to retain compensation consultants and other advisors; and/or (v) director nominees selected, or recommended for the Board of Directors selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.
Pursuant to the Amended Support Agreement (which was signed as part of the Merger merger with DISH Network (as further described in the 2023 10-K, the “Merger”)), Mr. Ergen and the other Ergen Stockholders (as defined in the Amended Merger Agreement, which is filed as an exhibit to our 2023 10-K) have agreed not to vote, or cause or direct to be voted, the shares of Class A common stock owned by them, other than with respect to any matter presented to the holders of Class A common stock on which holders of Class B common stock are not entitled to vote, for three years following the closing of the Merger, such that the Ergen Stockholders’ voting power of EchoStar will be approximately 90.4% for such three-year period.
In addition, pursuant to the Amended Support Agreement, EchoStar and the Ergen Stockholders entered into the Registration Rights Agreement (which is filed as an exhibit to our 2023 10-K) reasonably providing for the registration of the Ergen Stockholders’ shares of Class A common stock or Class B common stock received as part of the merger consideration and/or Class B common stock held by such shareholders immediately prior to the closing of the Merger, at EchoStar’s sole cost and expense.
Sales of a substantial number of our shares of Class A common stock in the public market by the selling shareholders and/or by our existing shareholders as well as hedging activities or future issuances of our shares of Class A common stock could cause the price of our shares of Class A common stock to fall.
The selling shareholders can resell under this prospectus supplement up to 14,265,334 shares of Class A common stock, constituting approximately 9.2% of our total issued and outstanding shares of Class A common stock, or 5.0% of our total issued and outstanding shares of common stock, as of the date of this prospectus supplement. The securities being offered in this prospectus supplement represent a substantial percentage of our issued and outstanding shares of Class A common stock, and the sale of such shares in the public market by the selling shareholders, or the perception that those sales might occur, could depress the market price of our shares of Class A common stock and could impair our ability to raise capital through the sale of additional equity securities.
In addition, any issuance of equity securities after this offering, including the issuance of shares of Class A common stock upon conversion of EchoStar convertible notes being issued in the Pending Transactions, could dilute the interests of our existing stockholders, and could substantially decrease the trading price of our Class A common stock. We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions), to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of outstanding warrants or options or for other reasons. A substantial number of shares of our Class A common stock is reserved for issuance upon the exercise of stock options and settlement of restricted share units and stock units. In addition, the price of our Class A common stock could also be affected by possible sales of our Class A common stock by investors who view the EchoStar convertible notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our Class A common stock. We are unable to predict the effect that such sales or activities may have on the prevailing market price of our shares of Class A common stock.
We do not intend to pay dividends on our Class A common stock for the foreseeable future.
We currently have no intention to pay dividends on our Class A common stock at any time in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our Board of Directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, and other factors that our Board of Directors may deem relevant. Certain of our debt instruments contain covenants that restrict our ability and the ability of our subsidiaries to pay dividends and in the future we may enter into new instruments with similar or more restrictive covenants. In addition, despite our current indebtedness, we may still be able to incur additional debt in the future, and such indebtedness may restrict or prevent us from paying dividends on our Class A common stock.
It may be difficult for a third party to acquire us, even if doing so may be beneficial to our shareholders, because of our capital structure.
Certain provisions of our articles of incorporation and bylaws may discourage, delay or prevent a change in control of our Company that a shareholder may consider favorable. These provisions include the following:
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a capital structure with multiple classes of common stock: a Class A that entitles the holders to one vote per share; a Class B that entitles the holders to ten votes per share; a Class C that entitles the holders to one vote per share, except upon a change in control of our company in which case the holders of Class C are entitled to ten votes per share; and a non-voting Class D;

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a provision that authorizes the issuance of “blank check” preferred stock, which could be issued by our Board of Directors to increase the number of outstanding shares and thwart a takeover attempt;

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a provision limiting who may call special meetings of shareholders; and

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a provision establishing advance notice requirements for nominations of candidates for election to our Board of Directors or for proposing matters that can be acted upon by shareholders at shareholder meetings.

As discussed above, Mr. Ergen beneficially owns approximately 53.9% of our total equity securities and approximately 91.3% of the total voting power of all classes of shares and such ownership may make it impractical for any third party to obtain control of us.
Our articles of incorporation designate the Eighth Judicial District Court of Clark County of the State of Nevada as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.
Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our articles of incorporation. This choice of forum provision may limit our shareholders’ ability to bring certain claims, including, but not limited to, claims against our directors, officers or employees, in a judicial forum that the shareholder finds favorable and therefore the choice of forum provision may discourage lawsuits or increase costs with respect to such claims.
Substantial blocks of our total outstanding shares may be sold into the market. If there are substantial sales of shares of our common stock, or the perception that such sales could occur, the price of our Class A common stock could decline.
The price of our Class A common stock could decline if there are substantial sales of our common stock, particularly sales by the Ergen Stockholders, or if there is a perception that such sales could occur.
The Registration Rights Agreement provides the Ergen Stockholders, and their affiliates who become parties thereto, with certain registration rights relating to the shares of our common stock, which they beneficially own, including: (i) the right to demand shelf registration as well as registration on long and short form registration statements and; (ii) “piggyback” registration rights to be included in future registered offerings by us of our equity securities, in each case, subject to certain requirements and customary conditions. The Registration Rights Agreement sets forth customary registration procedures, including an agreement by us to make appropriate officers available to participate in roadshow presentations and cooperate as reasonably requested in connection with any underwritten offerings. These registration rights would facilitate the resale of such securities into the public market, and any such resale would increase the number of shares of our Class A common stock available for public trading.
The market price of the shares of our Class A common stock could decline as a result of the sale of a substantial number of our shares of common stock in the public market or the perception in the market that the holders of a large number of such shares intend to sell their shares.

USE OF PROCEEDS
We are filing this prospectus supplement to permit the PIPE Investors, described in the section entitled “Selling Shareholders,” to resell the PIPE Shares issued to them in the PIPE Investment. We are not selling any securities under this prospectus supplement and we will not receive any proceeds from the sale of the PIPE Shares by the selling shareholders. Pursuant to the Subscription Agreements, we have agreed to pay certain expenses relating to the registration of the resale of the PIPE Shares under applicable securities laws.

DIVIDEND POLICY
We have not paid any cash dividends on our common stock in the past two years. We currently do not intend to declare dividends on our common stock. Payment of any future dividends will depend upon our earnings, capital requirements, contractual restrictions and other factors the Board of Directors considers appropriate. Our ability to declare dividends is affected by the covenants in our and our subsidiary’s indentures.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a discussion of material U.S. federal income tax consequences of the ownership and disposition of our Class A common stock to a non-U.S. holder (as defined below) that purchases shares of our Class A common stock in this offering. This discussion applies only to a non-U.S. holder that holds our Class A common stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue of 1986, as amended (the “Code”) (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our Class A common stock who or that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust other than:
•
an individual citizen or resident of the United States, as defined for U.S. federal income tax purposes;

•
a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in the U.S. or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate whose income is subject to U.S. federal income tax regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our Class A common stock. If you are such individual, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of the ownership or disposition of our Class A common stock.
In the case of a beneficial owner that is classified as a partnership for U.S. federal income tax purposes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. If you are a partnership considering an investment in our Class A common stock or if you are a partner in such partnership, then you should consult your tax advisor regarding the tax consequences to you of such an investment.
This discussion is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities are subject change or differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those summarized below. No opinion of counsel or ruling from the U.S. Internal Revenue Service (“IRS”) has been, or is intended to be obtained or given, with respect to any of the considerations discussed herein. No assurances can be given that the IRS would not assert, or that a court would not sustain, a position different from any of the tax considerations discussed below.
This discussion does not address all aspects of U.S. federal income taxes that may be relevant to non-U.S. holders in light of their personal circumstances, and does not deal with federal taxes other than the U.S. federal income tax (such as U.S. federal estate and gift tax laws or the Medicare tax on certain investment income) or with any U.S. state or local or non-U.S. tax considerations. This discussion also does not address all of the different consequences that may be relevant to certain investors subject to special treatment under U.S. federal income tax laws, such as:
•
former citizens or residents of the United States;

•
banks or other financial institutions;

•
insurance companies;

•
tax-qualified retirement plans;

•
an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes (or a partner in a partnership or a beneficial owner of a pass-through entity that holds our Class A common stock);

•
persons who acquired shares of our Class A common stock as compensation or otherwise in connection with the performance of services;

•
brokers, dealers or traders in securities, commodities or currencies;

•
persons who hold our Class A common stock as a position in a “straddle,” “constructive sale,” “conversion transaction” or other risk reduction transaction;

•
qualified foreign pension funds (within the meaning of Section 897(1)(2) of the Code) and entities all of the interests of which are held by qualified foreign pension funds;

•
controlled foreign corporations or passive foreign investment companies;

•
corporations that accumulate earnings to avoid U.S. federal income tax;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our Class A common stock being taken into account in an applicable financial statement; and

•
tax exempt organizations.

Each investor should consult its own tax advisors to determine the U.S. federal, state and local, non-U.S. and other tax consequences that may be relevant to them of owning and disposing of our Class A common stock.
THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR CLASS A COMMON STOCK. INVESTORS CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK, INCLUDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS, AND ANY TAX TREATIES.
Dividends
As discussed under the section entitled “Dividend Policy” above, we do not currently anticipate paying dividends. In the event that we do make a distribution of cash or property (other than certain stock distributions) with respect to our Class A common stock (or that we engage in certain transactions that are treated as distributions with respect to our Class A common stock), any such distribution (including, for all purposes of this discussion, any deemed distribution) will be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. holder within the United States are not subject to the withholding tax, but instead the non-U.S. holder is subject to U.S. federal income tax on a net-income basis at the same graduated U.S. federal income tax rates applicable to U.S. persons, unless an applicable income tax treaty provides otherwise. Certain certification and disclosure requirements, including delivery of a properly executed IRS Form W-8ECI (or applicable successor form) to us or the applicable withholding agent, must be satisfied for a non-U.S. holder to be exempt from U.S. federal income tax withholding on any dividends treated as effectively connected income. Any such effectively connected dividends received by a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.
If the amount of a distribution paid on our Class A common stock exceeds our current and accumulated earnings and profits, such excess will be allocated ratably among a non-U.S. holder’s shares of Class A common stock with respect to which the distribution is paid and treated first as a tax-free return of capital to the extent of the non-U.S. holder’s adjusted tax basis in each such share, and thereafter as capital gain from a sale or other taxable disposition of such share, which will be treated as described below under the heading “— Gain on Disposition of Class A Common Stock.” A non-U.S. holder’s adjusted tax basis in a share of Class A common stock is generally the purchase price of such share, reduced by the amounts of any such tax-free returns of capital.
If a non-U.S. holder wishes to claim the benefit of an applicable treaty rate to avoid or reduce withholding of U.S. federal income tax for dividends, then the non-U.S. holder must (a) provide us or the applicable withholding agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certify under penalties of perjury that it is not a U.S. person and is eligible for such treaty benefits, or (b) if the non-U.S. holder holds our Class A common stock through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that act as intermediaries (including partnerships). If a non-U.S. holder does not timely furnish the required documentation, but is eligible for a reduced rate of U.S. federal income tax pursuant to an applicable tax treaty, then the non-U.S. holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS.
A non-U.S. holder (including for this purpose, a non-U.S. partnership) that is not an individual may be subject to a 30% withholding tax under FATCA (as defined below), even if the non-U.S. holder is eligible to claim the benefits of an applicable tax treaty, if certain information reporting rules are not complied with, as discussed below under “— FATCA.”
Gain on Disposition of Class A Common Stock
Subject to the discussions below of the backup withholding tax and FATCA withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax with respect to gain realized on the sale or other taxable disposition of our Class A common stock, unless:
•
the gain is effectively connected with a trade or business the non-U.S. holder conducts in the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base the non-U.S. holder maintains in the United States;

•
the non-U.S. holder is an individual present in the U.S. for 183 days or more in the taxable year of the sale or other taxable disposition and certain other conditions are met; or

•
we are or have been during a specified testing period a “U.S. real property holding corporation” for U.S. federal income tax purposes, and certain other conditions are met.

A non-U.S. holder described in the first bullet point above generally will be subject to tax on the net gain derived from the sale or other taxable disposition of our Class A common stock at the same graduated U.S. federal income tax rates applicable to U.S. persons. In addition, a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits. A non-U.S. holder that is an individual described in the second bullet point above generally will be subject to U.S. federal income tax at a flat 30% rate on the gain derived from the sale or other taxable disposition (unless an applicable income tax treaty provides otherwise), which may be offset by U.S.-source capital losses, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. With respect to the third bullet point above, we believe that we are not, and we do not anticipate becoming in the foreseeable future, a “U.S. real property holding corporation” for U.S. federal income tax purposes. Even if we are or become a U.S. real property holding corporation, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain in respect of our Class A common stock as long as our Class A common stock is considered to be “regularly traded,” within the meaning of applicable U.S. Treasury regulations, on an established securities market and such non-U.S. holder actually or constructively owned no more than 5% of our Class A common stock during the specified testing period. The NASDAQ, on which our Class A common stock is currently traded, is an established securities market for these purposes. Non-U.S. holders are urged to consult their tax advisors regarding the potential application of these rules to their ownership and disposition of our Class A common stock.
Information Reporting and Backup Withholding
Generally we or the applicable withholding agent must file information returns with the IRS in connection with distributions paid to non-U.S. holders on shares of our Class A common stock. The IRS may make this information available to the tax authorities in the country in which a non-U.S. holder is resident under the provisions of an applicable treaty or agreement with such tax authorities. In addition, a non-U.S. holder may be subject to backup withholding (currently at a rate of 24%) with respect to dividends paid on shares of our Class A common stock, unless, generally, the non-U.S. holder certifies under penalties or perjury (usually on IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8) that it is not a U.S. person or the non-U.S. holder otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability (if any) and may entitle such non-U.S. holder to a refund, provided the required information is timely furnished by the non-U.S. holder to the IRS.
FATCA
Sections 1471 through 1474 of the Code, U.S. Treasury Regulations promulgated thereunder, guidance from the IRS and intergovernmental agreements and subject to further guidance (collectively, “FATCA”), generally impose withholding at a rate of 30% on payments of U.S. source dividends, such as dividends paid on our Class A common stock, to a non-U.S. entity that is “foreign financial institution” (which is broadly defined for this purpose and in general includes investment vehicles) or certain other non-U.S. entities (whether such foreign financial institutions or other non-U.S. entities are beneficial owners or intermediaries) unless that entity complies with certain reporting and due diligence rules under FATCA or otherwise qualifies for an exemption. The U.S. Department of the Treasury has released proposed Treasury regulations which, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition (including a retirement or redemption) of stock that generate U.S. source dividends (including our Class A common stock). In the preamble to the proposed Treasury regulations, the U.S. Department of the Treasury stated that taxpayers generally may rely on the proposed regulations until final regulations are issued. An intergovernmental agreement between the United States and the non-U.S. holder’s jurisdiction may modify these requirements. Non-U.S. investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our Class A common stock.
THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. POTENTIAL PURCHASERS OF OUR CLASS A COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSIDERATIONS OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE TAX LAWS.

SELLING SHAREHOLDERS
On September 30, 2024, we entered into the Subscription Agreements with the PIPE Investors, pursuant to which we agreed to issue and sell an aggregate of 14,265,334 shares of Class A common stock in a private placement, which we refer to throughout this prospectus supplement as the PIPE Investment. We expect the PIPE Investment to close concurrently with the DISH Transactions on or around November 12, 2024.
This prospectus supplement covers the sale or other disposition by the selling shareholders of up to the total number of PIPE Shares issued to the selling shareholders pursuant to the Subscription Agreements. The table below sets forth, to our knowledge, information concerning the beneficial ownership of our shares of common stock by the selling shareholders as of October 29, 2024. The information in the table below with respect to the selling shareholders has been obtained from the selling shareholders. When we refer to the “selling shareholders” in this prospectus supplement, we mean the PIPE Investors listed in the table below as offering PIPE Shares. Throughout this prospectus supplement, when we refer to the shares of Class A common stock being registered on behalf of the selling shareholders, we are referring to the PIPE Shares issued to the selling shareholders pursuant to the Subscription Agreements. The selling shareholders may sell all, some or none of the PIPE Shares subject to this prospectus supplement. See “Plan of Distribution.”
The number of shares of common stock beneficially owned prior to the offering for each selling shareholder includes all shares of Class A common stock and shares of Class B common stock beneficially held by such selling shareholder, including all PIPE Shares each selling shareholder agreed to purchase in the PIPE Investment. The percentages of shares owned before and after the offering are based on 154,754,874 shares of Class A common stock outstanding as of October 29, 2024, and also includes the PIPE Shares offered by this prospectus supplement.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Generally, a person “beneficially owns” our shares of common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights of our shares of common stock within 60 days. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, each selling shareholder named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by it, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling shareholder named below.
	Shares of Class A common stock Owned Prior to the Offering(1)		Number of Shares of Class A common stock Offered Hereby	Shares of Class A common stock Owned After the Offering(2)
Name of Selling Shareholder	Shares of Class A common stock	%		Shares of Class A common stock	%
Certain funds and accounts of Monarch Alternative Capital LP(3)	2,852,573	1.8%	998,573	1,854,000	1.2%
Certain funds and accounts of Redwood Capital Management, LLC(4)	6,629,201	4.3%	713,267	5,915,934	3.8%
Certain funds and accounts of Sound Point Capital Management, LP(5)	802,425	*	802,425	—	—
Certain funds and accounts of Apollo(6)	998,573	*	998,573	—	—
CONX Corp.(7)	1,551,355	1.0%	1,551,355	—	—
Certain funds and accounts of Diameter Capital Partners LP(8)	1,519,236	*	713,266	805,970	*
Certain funds and accounts of Fidelity(9)	10,322,822	6.7%	8,487,875	1,834,947	1.2%

*
Less than one percent.

(1)
Consists of the maximum number of shares of Class A common stock being offered pursuant to this prospectus supplement by each applicable selling shareholder and, if applicable, any other shares of common stock beneficially owned by such selling shareholder.

(2)
Assumes the sale of all of the shares offered by the selling sharehol`ders pursuant to this prospectus supplement and that the selling shareholders buy or sell no additional shares of common stock prior to the completion of the offering.

(3)
Consists of (t) (i) 10,796 PIPE Shares and (ii) 21,468 shares of Class A common stock held by Monarch Customized Opportunistic Fund — Series 1 LP (“Monarch Opportunistic”), (u) (i) 347,872 PIPE Shares and (ii) 719,884 shares of Class A common stock held by Monarch Capital Master Partners V LP (“Monarch MP V”), (v) (i) 14,422 PIPE Shares and (ii) 57,718 shares of Class A common stock held by Monarch Capital Master Partners V-A LP (“Monarch MP V-A”), (w) (i) 348,107 PIPE Shares and (ii) 662,372 shares of Class A common stock held by Monarch Capital Master Partners VI LP (“Monarch VI”), (x) 81,414 PIPE Shares held by MCP VI Co-Invest A LP (“Monarch VI Co-Invest”), (y) (i) 98,484 PIPE Shares and (ii) 198,350 shares of Class A common stock held by Monarch Debt Recovery Master Fund Ltd (“Monarch Debt”) and (z) (i) 97,478 PIPE Shares and (ii) 194,208 shares of Class A common stock held by Monarch V Select Opportunities Master Fund LP (“Monarch V Select”). The address of this shareholder is 535 Madison Avenue, 26th Floor, New York, New York 10022. Monarch Alternative Capital LP is the adviser to each of Monarch Opportunistic, Monarch MP V, Monarch MP V-A, Monarch VI, Monarch VI Co-Invest, Monarch Debt and Monarch V Select (collectively, the “Monarch Funds”). In such capacity, Monarch Alternative Capital LP has been delegated the power to vote and dispose of financial instruments on behalf of the Monarch Funds and Monarch Alternative Capital LP is thereby the beneficial owner of all shares of Class A common stock held by the Monarch Entities. MDRA GP LP and Monarch GP LLC share beneficial ownership of such shares with Monarch Alternative Capital LP by virtue of the fact that MDRA GP LP is the general partner of Monarch Alternative Capital LP and Monarch GP LLC is the general partner of MDRA GP LP. Investment and voting decisions made by such funds rest with the portfolio managers — Michael Weinstock, Andrew Herenstein, Christopher Santana and Adam Sklar. Such portfolio managers make decisions by consensus, and as such, each such individual disclaims beneficial ownership of these shares. The address of this shareholder is c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York 10022.

(4)
Consists of (x) (i) 3,854,046 shares of Class A common stock and (ii) 464,671 PIPE Shares held by Redwood Master Fund, Ltd. (“Redwood Master”) and (y) (i) 2,061,888 shares of Class A common stock and (ii) 248,596 PIPE Shares held by Redwood Drawdown Master Fund III, L.P. (“Redwood Drawdown”). Redwood Capital Management, LLC (“Redwood Capital Management”) is the investment manager of each of Redwood Master and Redwood Drawdown. Ruben Klikdberg is the chief executive officer of Redwood Capital Management. Each of Redwood Capital and Mr. Klikdberg disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of this shareholder is c/o Redwood Capital Management, LLC, 250 W 55th Street, 26th Floor, New York, New York 10019.

(5)
Consists of (i) 178,317 PIPE Shares held by Sound Point Credit Opportunities Master Fund, LP (“SP Credit Opp”), (ii) 356,633 PIPE Shares held by Sound Point Tactical Loan Opportunity Master Fund I DAC (“SP Tactical”) and (iii) 267,475 PIPE Shares held by Sound Point Luna LLC (“SP Luna”). Sound Point Capital Management, LP (“SPCM”) is the sole member and/or investment advisor of each of SP Credit Opp, SP Tactical and SP Luna. The address of this shareholder is 375 Park Avenue, 34th Floor, New York, New York 10152.

(6)
Consists of (i) 176,231 PIPE Shares held by Apollo Accord+ Aggregator A, L.P. (“Apollo Accord”), of which Apollo Accord+ Management, L.P. is the investment manager, of which Apollo Accord+ Management GP, LLC (“Accord GP”) is the general partner (ii) 17,949 PIPE Shares held by Apollo Diversified Credit Fund (“Apollo Diversified”), of which Apollo Capital Credit Adviser, LLC is the investor manager, of which Apollo Capital Credit Adviser Holdings, LLC (“Adviser Holdings”) is the general partner, (iii) 24,399 PIPE Shares held by Apollo Atlas Master Fund, LLC (“Apollo Atlas”), of which Apollo Atlas Management, LLC (“Atlas Management”) is the investor manager (iv) 90,863

PIPE Shares held by Apollo Calliope Fund, L.P. (“Apollo Calliope”), of which Apollo Calliope Management, LLC (“Calliope Management”) is the investor manager, (v) 444,297 PIPE Shares held by Apollo Credit Strategies Master Fund Ltd. (“Apollo Credit”), of which Apollo ST Fund Management LLC is the investor manager, of which Apollo ST Operating LP is the sole member, of which Apollo ST Capital LLC is the general partner, of which ST Management Holdings, LLC (“ST Management Holdings”) is the sole member (vi) 55,962 PIPE Shares held by Apollo Credit Strategies Absolute Return Aggregator A, L.P. (“Apollo Aggregator”), of which Apollo Credit Strategies Absolute Return Management, L.P. is the investor manager, of which Absolute Credit Strategies Absolute Return Management GP, LLC (“Apollo Return GP”) is the general partner, (vii) 12,170 PIPE Shares held by Apollo Excelsior, L.P. (“Apollo Excelsior”), of which Apollo Excelsior Management, L.P. is the investor manager, of which Apollo Excelsior Management GP, LLC (“Excelsior Management GP”) is the general partner, (viii) 25,138 PIPE Shares held by K2 Apollo Credit Master Fund Ltd. (“Apollo K2”), (ix) 6,294 PIPE Shares held by AP Kent Credit Master Fund, L.P. (“Apollo Kent”), of which AP Kent Management, LLC (“Kent Management”) is the investment manager, (x) 6,171 PIPE Shares held by Mercer Multi-Asset Credit Fund (“Apollo Mercer”), of which Apollo Management International LLP is the investment manager, of which Apollo International Management Holdings, LLC (“International Management Holdings”) is a member, (xi) 73,063 PIPE Shares held by Apollo Moultrie Credit Fund, L.P. (“Apollo Moultrie”), of which Apollo Moultrie Credit Fund Management, LLC (“Moultrie Management”) is the investor manager, (xii) 38,053 PIPE Shares held by Apollo PPF Credit Strategies, LLC (“Apollo PPF”), of which Apollo PPF Credit Strategies Management, LLC (“PPF Management”) is the investment manager and (xiii) 27,983 PIPE Shares held by Apollo Union Street Partners, L.P. (“Apollo Union), of which Apollo Union Street Management, LLC “(Union Management”) is the investor manager. Apollo Capital Management, L.P. (“Capital Management”) is the sole member or the sub-advisor of each of Accord GP, Adviser Holdings, Atlas Management, Calliope Management, ST Management Holdings, Apollo Return GP, Excelsior Management GP, Apollo K2, Kent Management, Moultrie Management, PPF Management and Union Management. Apollo Capital Management GP, LLC is the general partner, of which Apollo Management Holdings, L.P. is the sole member and manager, of which Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner. Each of Marc Rowan, Scott Kleinman and James Zelter are the managers, as well as executive officers, of Management Holdings GP. In addition, each of Messrs. Kleinman and Zelter is a co-president of International Management Holdings. Each of Messrs. Rowan, Kleinman and Zelter disclaims beneficial ownership of any securities of the Company reported by the selling stockholders and the filing of this prospectus supplement shall not be construed as an admission that any of Messrs. Rowan, Kleinman and Zelter is the beneficial owner of such securities for purposes of Section 13(d) or 13(g) of the Exchange Act or for any other purpose. The business address of these shareholders is 9 West 57th Street, New York, New York 10019.
(7)
Charles W. Ergen, through nXgen Opportunities, LLC, controls CONX Corp. Each of Mr. Ergen and nXgen Opportunities, LLC disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of this shareholder is 5701 S. Santa Fe Drive, Littleton, Colorado 80120.

(8)
Consists of (x) (i) 529,509 PIPE Shares and (ii) 605,750 shares of Class A common stock held by Diameter Master Fund LP (“DMF”) and (y) (i) 183,757 PIPE Shares and (ii) 200,220 shares of Class A common stock held by Diameter Dislocation Master Fund II LP (“DDFII”). Diameter Capital Partners LP (“DCP”) is the investment manager of each of DMF and DDFII and, therefore, has investment and voting power over these shares. Each of Scott Goodwin and Jonathan Lewinsohn, as the managing members of the general partner of DCP, make voting and investment decisions on behalf of DCP. As a result, DCP and Messrs. Goodwin and Lewinsohn may be deemed to be the beneficial owners of these shares. Notwithstanding the foregoing, each of Messrs. Goodwin and Lewinsohn disclaim any such beneficial ownership except to the extent of their pecuniary interest therein. The address of this shareholder is 55 Hudson Yards, 29th Floor, New York, New York 10001.

(9)
Consists of (a) (i) 713,267 PIPE Shares and (ii) 32,900 shares of Class A common stock held by Fidelity Select Portfolios: Select Communication Services Portfolio, (b) (i) 713,267 PIPE Shares and (ii) 33,700 shares of Class A common stock held by Fidelity Central Investment Portfolios LLC: Fidelity U.S. Equity Central Fund, (c) 3,554,022 PIPE Shares held by Variable Insurance Products Fund II: VIP Contrafund Portfolio — Subportfolio B, (d) 71,327 PIPE Shares held by Fidelity Select Portfolios:

Select Wireless Portfolio, (e) 624,108 PIPE Shares held by Fidelity Puritan Trust: Fidelity Puritan Fund, (f) 89,158 PIPE Shares held by Fidelity Destiny Portfolios: Fidelity Advisor Diversified Stock Fund, (g) 656,400 PIPE Shares held by Fidelity Capital Trust: Fidelity Value Fund, (h) 26,012 PIPE Shares held by Fidelity Advisor Series I: Fidelity Advisor Value Fund, (i) 25,334 PIPE Shares held by Fidelity Global Value Equity Mother Fund, (j) 71,327 PIPE Shares held by Pension Reserves Investment Trust (PRIT) Fund High Yield Portfolio, (k) (i) 205,059 PIPE Shares and (ii) 338,100 shares of Class A common stock held by Fidelity Advisor Series II: Fidelity Advisor Strategic Income Fund, (l) (i) 472,785 PIPE Shares and (ii) 769,300 shares of Class A common stock held by Fidelity Summer Street Trust: Fidelity Capital & Income Fund, (m) (i) 84,623 PIPE Shares and (ii) 126,700 shares of Class A common stock held by Fidelity Advisor Series I: Fidelity Advisor High Income Advantage Fund, (n) (i) 22,127 PIPE Shares and (ii) 36,100 shares of Class A common stock held by Variable Insurance Products Fund V: VIP Strategic Income Portfolio, (o) 320,970 PIPE Shares held by Fidelity Securities Fund: Fidelity Leveraged Company Stock Fund, (p) 35,663 PIPE Shares held by Fidelity Credit Opportunities Fund II LP, (q) (i) 25,423 PIPE Shares and (ii) 51,200 shares of Class A common stock held by Fidelity Salem Street Trust: Fidelity Strategic Dividend & Income Fund, (r) (i) 61,580 PIPE Shares and (ii) 103,700 shares of Class A common stock held by Fidelity Financial Trust: Fidelity Convertible Securities Fund, (s) (i) 18,561 PIPE Shares and (ii) 31,300 shares of Class A common stock held by Fidelity Convertible Securities Multi-Asset Base Fund, (t) 1,427 PIPE Shares held by Fidelity Multi-Strategy Credit Fund, (u) (i) 106,990 PIPE Shares and (ii) 104,847 shares of Class A common stock held by Fidelity School Street Trust: Fidelity Advisor Multi-Asset Income Fund, (v) (i) 178,317 PIPE Shares and (ii) 207,100 shares of Class A common stock held by Fidelity Tactical High Income Fund, (w) 45,056 PIPE Shares held by Fidelity Summer Street Trust: Fidelity High Income Fund, (x) 489 PIPE Shares held by Fidelity Covington Trust: Fidelity Sustainable High Yield ETF, (y) 25,782 PIPE Shares held by Fidelity Summer Street Trust: Fidelity SAI High Income Fund, (z) 153,352 PIPE Shares held by Fidelity Summer Street Trust: Fidelity Series High Income Fund, (aa) 74,893 PIPE Shares held by Variable Insurance Products Fund: VIP High Income Portfolio and (bb) 110,556 PIPE Shares held by FIAM High Yield Bond Commingled Pool. These funds and accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.
Material Relationships with the Selling Shareholders
On September 30, 2024, we entered into the Subscription Agreements with the PIPE Investors, pursuant to which we agreed to issue and sell the PIPE Shares. Pursuant to the Subscription Agreements, the Company has agreed to register the resale of the PIPE Shares and is required to prepare and file this prospectus supplement. One of the PIPE Investors is CONX, a Nevada corporation indirectly controlled by Charles W. Ergen, the Company’s chairman. In addition, Jason Kiser, the Company’s vice president, is the chief executive officer of CONX. CONX agreed to purchase from the Company an aggregate of 1,551,355 shares of Class A common stock for an aggregate cash price of approximately $43.5 million.

PLAN OF DISTRIBUTION
The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling shareholders may use any one or more of the following methods when disposing of shares of Class A common stock:
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on any national securities exchange or quotation service on which our shares of Class A common stock may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions other than on these exchanges or in the over-the-counter market;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

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through settlement of short sales, or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities, or other derivative, convertible or exchangeable securities or transactions;

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a combination of any such methods of sale; and

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any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Class A common stock, from time to time, under this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus supplement. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.
In connection with the sale of our shares of Class A common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Class A common stock in the course of hedging the positions they assume. The selling shareholders may also sell our shares of Class A common stock short and deliver these securities to close out their short positions, or loan or pledge the shares of Class A common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of

Class A common stock offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling shareholders from the sale of the shares of Class A common stock offered by them will be the purchase price of the shares of Class A common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Class A common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The selling shareholders also may resell all or a portion of the shares of Class A common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule. The selling securityholders are not obligated to, and there is no assurance that the selling securityholders will, sell all or any of the shares of Class A common stock we are registering. The selling securityholders may transfer, devise or gift such shares by other means not described in this prospectus supplement.
The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of our shares of Class A common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of Class A common stock may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of Class A common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement.
In order to comply with the securities laws of some states, if applicable, the shares of Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of Class A common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Class A common stock by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A common stock to engage in market-making activities with respect to the shares of Class A common stock. All of the foregoing may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A common stock. In addition, to the extent applicable, we will make copies of this prospectus supplement (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Class A common stock against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of Class A common stock offered by this prospectus supplement.

LEGAL MATTERS
The validity of the shares of Class A common stock in respect of which this prospectus is being delivered has been passed upon by Dean A. Manson, Chief Legal Officer and Secretary of EchoStar. As of October 29, 2024, Mr. Manson held 8,351 shares of Class A common stock, or less than one percent.
EXPERTS
The consolidated financial statements of EchoStar and its subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We are incorporating by reference into this prospectus supplement certain documents that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. We incorporate by reference into this prospectus supplement the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act, including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), which we have filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 29, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 20, 2024, that we incorporate by reference in such Annual Report);

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our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024, and for the quarter ended June 30, 2024, filed with the SEC on August 9, 2024;

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our Current Reports on Form 8-K filed on January 11, 2024, January 16, 2024, May 3, 2024, September 23, 2024, September 30, 2024, October 11, 2024 and October 29, 2024 (other than portions of those documents deemed to be furnished and not filed).

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the description of our capital stock, set forth in Exhibit 4.31 of our Annual Report on Form 10-K for the year ended December 31, 2023.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein) after the date of this prospectus supplement and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC.
Notwithstanding the statements in the foregoing paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.
Any statement contained in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is incorporated by reference in this prospectus supplement, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

EchoStar Corporation
9601 S. Meridian Boulevard
Englewood, Colorado 80112
Attn: Investor Relations Department
Phone: (303) 723-1000
Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement is accompanied by the accompanying prospectus, which is part of the registration statement, but the accompanying prospectus does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only and is not a hyperlink. We will provide, without charge, upon written request or oral request, a copy of any or all of the documents incorporated by reference (excluding exhibits unless an exhibit has been specifically incorporated by reference) that are exhibits to the Registration Statement. Such requests should be directed to EchoStar Corporation at 9601 S. Meridian Blvd., Englewood, CO 80112, Attn: Investor Relations Department.
This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

EchoStar Corporation
Class A Common Stock
Preferred Stock
Debt Securities
Guarantees
Subscription Rights
Warrants
Units
EchoStar Corporation (“EchoStar,” “we” or the “Company”), may offer and sell to the public from time to time, either individually or in combination with other securities in one or more series or issuances, an indeterminate amount of Class A common stock, preferred stock, debt securities, subscription rights to purchase our Class A common stock, preferred stock or debt securities or any combination thereof, guarantees of debt securities, warrants to purchase Class A common stock, preferred stock or debt securities or any combination thereof, and/or units consisting of two or more of these classes or series of securities. We may also offer Class A common stock or preferred stock upon conversion of debt securities, Class A common stock upon conversion of preferred stock, Class A common stock, preferred stock or debt securities upon exercise of warrants or subscription rights, or any of the securities listed in this prospectus that comprise units. We refer to the Class A common stock, preferred stock, debt securities, subscription rights, warrants and units collectively as “securities” in this prospectus.
We may offer and sell any combination of the securities in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which they will be offered. Each time we sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.
The Company’s Class A common stock is listed on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “SATS.” On November 4, 2024, the last reported sale price of our Class A common stock was $24.27 per share.
INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND THOSE CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR IN ANY APPLICABLE PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS FROM TIME TO TIME BEFORE MAKING AN INVESTMENT DECISION.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 5, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to offer and sell an indeterminate amount of Class A common stock, par value $0.001 per share (“Class A common stock”), preferred stock, par value $0.001 per share, debt securities, subscription rights, warrants and/or units. More specific terms of any securities that we offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information and Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus and any applicable prospectus supplement, as referred to under “Where You Can Find More Information and Incorporation by Reference,” and you may obtain copies of those documents as described below.
Unless otherwise stated or the context otherwise requires, references in this prospectus to the “Company,” “EchoStar,” “we,” “our” and “us” refer, collectively, to EchoStar Corporation, a Nevada corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, in particular, statements about plans, objectives and strategies, growth opportunities in a company’s industries and businesses, its expectations regarding future results, financial condition, liquidity and capital requirements, estimates regarding the impact of regulatory developments and legal proceedings, and other trends and projections. Forward-looking statements are not historical facts and may be identified by words such as “future,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “estimate,” “expect,” “predict,” “will,” “would,” “could,” “can,” “may,” and similar terms. These forward-looking statements are based on information available to us as of the date of this prospectus and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control. Accordingly, actual performance, events or results could differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including, but not limited to, the following:
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significant risks related to our ability to launch, operate, and control our satellites, operational and environmental risks related to our owned and leased satellites, and risks related to our satellites under construction;

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our ability and the ability of third parties with whom we engage to operate our business as a result of changes in the global business environment, including regulatory and competitive considerations;

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our ability to implement and/or realize benefits of our investments and other strategic initiatives;

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risks related to our foreign operations and other uncertainties associated with doing business internationally;

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risks related to our dependency upon third-party providers, including supply chain disruptions and inflation;

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risks related to cybersecurity incidents; and

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risks related to our human capital resources.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in EchoStar’s most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are all incorporated by reference herein, and in this prospectus under the heading “Risk Factors.” All cautionary statements made or referred to herein should be read as being applicable to all forward-looking statements wherever they appear. You should consider the risks and uncertainties described or referred to herein and should not place undue reliance on any forward-looking statements. The forward-looking statements speak only as of the date made. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We do not assume responsibility for the accuracy and completeness of any forward-looking statements. We assume no responsibility for updating forward-looking information contained or incorporated by reference herein or in any documents we file with the Commission, except as required by law.
Should one or more of the risks or uncertainties described herein or in any documents we file with the Commission occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

SUMMARY
Our Business
EchoStar Corporation is a holding company that was organized in October 2007 as a corporation under the laws of the State of Nevada. Our Class A common stock is publicly traded on Nasdaq under the symbol “SATS.” Our principal executive offices are located at 9601 South Meridian Boulevard, Englewood, Colorado 80112 and our telephone number is (303) 723-1000.
We currently operate four primary business segments: (1) Pay-TV; (2) Retail Wireless; (3) 5G Network Deployment; and (4) Broadband and Satellite Services. We offer pay-TV services under the DISH® brand and the SLING® brand. We also offer nationwide prepaid and postpaid retail wireless services to subscribers primarily under our Boost Mobile® and Gen Mobile® brands, as well as a competitive portfolio of wireless devices. We are continuing our 5G Network Deployment and commercializing and growing customer traffic on our 5G Network. We are transitioning our Retail Wireless segment to a mobile network operator as our 5G Network has become commercially available and we grow customer traffic on our 5G Network. We also provide broadband services to consumer customers, which include home and small to medium-sized businesses, and satellite, multi-transport technologies and managed network services to enterprise customers, telecommunications providers, aeronautical service providers and government entities, including civilian and defense. In December 2023, our EchoStar XXIV satellite began service, bringing additional broadband capacity across North and South America and is expected to be an integral part of our satellite service business.

RISK FACTORS
An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and our recently filed Current Reports on Form 8-K, as well as any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities.
The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, prospects or results of operations could be adversely affected. In that event, the market price of our Class A common stock or other securities could decline, and you could lose part or all of your investment. Please also read the section herein entitled “Where You Can Find More Information and Incorporation by Reference.”

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The summary of the general terms and provisions of the capital stock of EchoStar set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to EchoStar’s Articles of Incorporation, incorporated herein by reference and filed as an exhibit to EchoStar’s most recent Annual Report on Form 10-K filed with the Commission (as amended from time to time, the “Articles”) and Bylaws, incorporated herein by reference and filed as an exhibit to EchoStar’s most recent Annual Report on Form 10-K, as amended by Amendment No. 1 to the Bylaws incorporated herein by reference and filed as an exhibit to EchoStar’s Current Report on Form 8-K, dated December 29, 2023, each filed with the Commission (as amended from time to time, the “Bylaws” and together with the Articles, the “Charter Documents”). For additional information, please read our Charter Documents and the applicable provisions of the Nevada Revised Statutes (“NRS”).
General
We are authorized to issue the following capital stock:
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4,000,000,000 shares of common stock, par value $0.001 per share, of which 1,600,000,000 shares are designated Class A common stock, 800,000,000 shares are designated Class B common stock, 800,000,000 shares are designated Class C common stock, par value $0.001 per share (“Class C common stock”), and 800,000,000 shares are designated Class D common stock, par value $0.001 per share (“Class D common stock”, and, collectively with the Class A common stock, Class B common stock, and Class C common stock, the “common stock”); and

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20,000,000 shares of preferred stock, par value $0.001 per share.

A summary of the powers, preferences and rights of the shares of each class of common stock and preferred stock is described below.
Our Class A Common Stock
Each holder of Class A common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of stockholders. Except as otherwise required by law or the terms of any preferred stock, the holders of the Class A common stock vote together, without regard to class, with the holders of Class B common stock, the holders of Class C common stock and the holders of preferred stock on all matters submitted to a vote of stockholders. Subject to the preferential rights of any outstanding series of preferred stock and to any restrictions on the payment of dividends imposed under the terms of our indebtedness, the holders of Class A common stock are entitled to such dividends as may be declared from time to time by our board of directors from legally available funds and, together with the holders of the Class B common stock and the Class C common stock, are entitled, after payment of all prior claims, to receive pro rata all of our assets upon a liquidation. The holders of Class A common stock have no redemption, conversion or preemptive rights.
Our Class A common stock is listed on NASDAQ under the symbol “SATS”.
Computershare Trust Company, N.A. serves as the transfer agent and registrar of our Class A common stock.
Our Class B Common Stock
Each holder of Class B common stock is entitled to ten votes for each share of Class B common stock on all matters submitted to a vote of stockholders. Except as otherwise required by law or the terms of any preferred stock, the holders of the Class B common stock vote together, without regard to class, with the holders of the Class A common stock, the holders of the Class C common stock and the holders of the preferred stock on all matters submitted to a vote of the stockholders. Each share of Class B common stock is convertible, at the option of the holder, into one share of Class A common stock. The conversion ratio is subject to adjustment from time to time upon the occurrence of certain events, including: (A) dividends or distributions on Class A common stock payable in Class A common stock or certain other capital stock; and (B) subdivisions, combinations or certain reclassifications of Class A common stock. Each share of

Class B common stock is entitled to receive dividends and distributions upon liquidation on a basis equivalent to that of the Class A common stock and Class C common stock. In addition, in case EchoStar shall declare a dividend or distribution upon the Class A common stock payable other than in cash out of earning or surplus or other than in Class A common stock, then thereafter each holder of Class B common stock will be entitled to receive, upon conversion of such Class B common Stock into Class A common stock, the property which such holder would have received as a dividend in connection with such dividend or distribution.
Our Class C Common Stock
Each holder of Class C common stock is entitled to one vote for each share of Class C common stock on all matters submitted to a vote of stockholders, except in the event of a change in control, in which case each holder of Class C common stock is entitled to ten votes per share. Except as otherwise required by law or the terms of any preferred stock, the holders of the Class C common stock vote together, without regard to class, with the holders of the Class A common stock, the holders of the Class B common stock and the holders of the preferred stock on all matters submitted to a vote of stockholders. Each share of Class C common stock is convertible, at the option of the holder, into Class A common stock on the same terms as the Class B common stock. Each share of Class C common stock is entitled to receive dividends and distributions upon liquidation on a basis equivalent to that of the Class A common stock and Class B common stock. In addition, in case EchoStar shall declare a dividend or distribution upon the Class A common stock payable other than in cash, out of earning or surplus or other than in Class A common stock, then thereafter each holder of Class C common stock will be entitled to receive, upon conversion of such Class C common Stock into Class A common stock, the property which such holder would have received as a dividend in connection with such dividend or distribution.
Our Class D Common Stock
Each holder of Class D common stock is not entitled to a vote on any matter. Each share of Class D common stock is entitled to receive dividends and distributions upon liquidation on a basis equivalent to that of the Class A common stock.
Our Preferred Stock
Our board of directors is authorized to designate one or more series of our preferred stock and, with respect to each series, to determine the preferences and rights and the qualifications, limitations or restrictions of the series, including the dividend rights, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions, exchange rights, the number of shares constituting the series and the designation of such series. Our board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of each class of common stock.
The provisions authorizing our board of directors to issue preferred stock without stockholder approval and the issuance of such stock could have the effect of delaying, deferring or preventing a change in our control or the removal of our existing management.
Nevada Law and Limitations on Changes in Control
Nevada Business Combination Statutes
Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the combination meets all the requirements of the articles of incorporation of the corporation and the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the corporation’s board of directors and, at or after that time, the combination is approved at an annual or special meeting of the corporation’s stockholders, and not by written consent, by the affirmative vote of the holders of stock representing sixty percent of the corporation’s outstanding voting power not beneficially owned by the “interested stockholder”, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an “interested stockholder” after the expiration of four years after the person first became an interested stockholder.
For purposes of these statutes, an “interested stockholder” is any person who is (A) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the Company, or (B) an affiliate or associate of the Company and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the Company. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.”
The provisions of the NRS relating to combinations with interested stockholders could have the effect of delaying, deferring or preventing a change in our control or the removal of our existing management.
Nevada Control Share Acquisition Statutes
Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (A) one-fifth or more, but less than one-third, (B) one-third or more, but less than a majority or (C) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the ninety days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.
The Nevada control share law, if applicable, could have the effect of delaying, deferring or preventing a change in our control or the removal of our existing management.
Directors Duties During a Potential Change in Control
NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
This prospectus describes general terms and provisions of the debt securities. We may issue debt securities from time to time together with other securities or separately. The debt securities will be issued under an indenture between us and one or more trustees identified in the applicable prospectus supplement. The executed indenture will be incorporated by reference from a Current Report on Form 8-K. We encourage you to read the indenture, which will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the Commission. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
Because the following is only a summary of selected provisions to be included in the indenture and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the applicable indenture and any supplemental indentures thereto or officer’s certificate or board resolutions related thereto.
The debt securities may have the benefit of guarantees (each, a “guarantee”) by one or more of our existing or future subsidiaries (each, a “guarantor”) specified in the prospectus supplement for that series. If a guarantor issues guarantees, the guarantees will be the unsecured and, if guaranteeing senior debt securities, unsubordinated or, if guaranteeing subordinated debt securities, subordinated obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.
The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of each series of debt securities in respect of which the prospectus supplement is delivered:
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the title;

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any limit upon the aggregate principal amount;

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whether the debt securities will be senior or subordinated;

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applicable subordination provisions, if any;

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whether the debt securities will be secured or unsecured, and if secured, what the collateral will consist of;

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the date or dates on which the principal is payable;

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the rate or rates (which may be fixed or variable) at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

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the date or dates from which interest shall accrue;

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the date or dates on which interest shall be payable;

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the record dates for the determination of holders to whom interest is payable;

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the right, if any, to extend the interest payment periods and the duration of such extension;

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the place or places where the principal of and any interest shall be payable;

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the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, pursuant to any sinking fund or otherwise;

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our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

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if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

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any covenants applicable to the particular debt securities being issued;

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any defaults and events of default applicable to the particular debt securities being issued and consequences of default;

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any right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series;

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the denominations in which the debt securities of the series shall be issuable, if other than denominations of $1,000, or any multiple of that number;

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the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

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any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

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whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

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any provisions granting special rights to holders when a specified event occurs;

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whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

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any special tax implications of the debt securities;

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any authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities, if other than the trustee;

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any guarantor or co-issuers;

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any special interest premium or other premium;

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whether the debt securities are convertible or exchangeable into our Class A common stock or our other equity securities and the terms and conditions upon which such conversion or exchange shall be effected;

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the currency in which payments of principal and, if applicable, premium and interest, shall be made, if other than U.S. dollars;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

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securities exchange(s) on which the securities will be listed, if any;

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whether any underwriter(s) will act as market maker(s) for the securities;

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extent to which a secondary market for the securities is expected to develop;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

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provisions relating to covenant defeasance and legal defeasance;

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provisions relating to satisfaction and discharge of the indenture;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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provisions related to unclaimed fund; and

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additional terms not inconsistent with the provisions of the indenture.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections and general tax considerations relating to the debt securities and the foreign currency or currencies (or foreign currency unit or units) in the applicable prospectus supplement.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
The indenture and the debt securities, and any claim, controversy or dispute arising under or related to the indenture or the debt securities, will be governed by and construed in accordance with the laws of the State of New York.
Guarantees
The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the applicable indenture governing the debt securities will not require that any of our subsidiaries be a guarantor of any series of debt securities. As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If we issue a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.
If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.
Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of any guarantor, (x) if the transferee is not an affiliate of us, such guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than us or another guarantor) will assume the guarantor’s obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of any guarantor of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.
The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.
If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.
Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the applicable guarantor, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to any guarantor that has provided a guarantee of any debt securities, the holders of that guarantor’s secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any guarantor to incur secured indebtedness.
If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the applicable guarantor and, in addition to being effectively subordinated to secured debt of such guarantor, will be subordinated in right of payment to all of such guarantor’s existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our Class A common stock, preferred stock or debt securities or any combination thereof from time to time. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The following description summarizes the general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The specific terms relating to any subscription rights that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific subscription rights offered may differ from the general information that we have provided below, you should rely on the information in the applicable prospectus supplement that contradicts any information below. The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
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the title of the subscription rights;

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the securities for which the subscription rights will be exercisable;

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the exercise price payable for each share of Class A common stock preferred stock or debt security upon the exercise of the subscription rights;

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the number and terms of the subscription rights issuable to each security holder;

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the extent to which the subscription rights will be transferable;

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the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);

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the extent to which the rights will include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering;

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if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of the subscription rights; and

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any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights agreement, which will be filed with the Commission if we offer subscription rights.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase Class A common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase Class A common stock or preferred stock, the number of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreements and warrants may be modified;

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a discussion of material or special U.S. federal income tax considerations, if any, of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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any material provisions of the governing unit agreement that differ from those described above; and

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whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the Commission if we offer units.

PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
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through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser;

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through agents; or

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through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:
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block transactions and transactions on NASDAQ or any other organized market where the securities may be traded;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
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the name or names of any underwriters, dealers or agents;

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the method of distribution;

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the public offering price or purchase price and the proceeds to us from that sale;

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the expenses of the offering;

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any discounts to be allowed or paid to the underwriters, dealers or agents;

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all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

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any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the shares of Class A common stock and preferred stock in respect of which this prospectus is being delivered will be passed upon by Dean A. Manson, Chief Legal Officer and Secretary of EchoStar. As of November 5, 2024, Mr. Manson held 7,332 shares of EchoStar Class A common stock, or less than one percent. Certain legal matters with respect to New York law, the validity of debt securities, subscription rights, warrants and units under New York law, and U.S. federal securities laws will be passed upon for us by White & Case LLP, New York, New York.
In connection with particular offerings of debt securities, and if stated in the applicable prospectus supplements, Brownstein Hyatt Farber Schreck, LLP, as to certain legal matters relating to Colorado and Nevada law, and White & Case LLP, London, United Kingdom, as to certain legal matters relating to United Kingdom law, will be passed upon for us.
Additional legal matters may be passed upon for us and any underwriter by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of EchoStar and its subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We file reports, proxy statements and other information with the Commission. The Commission maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the Commission. The address of the Commission’s website is http://www.sec.gov. In addition, we maintain a website that contains information about us at www.echostar.com. The information included on our website is not, and should not be considered, incorporated by reference into this prospectus or otherwise a part of this prospectus.
We have filed with the Commission a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.
The Commission allows us to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference herein is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the Commission will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

The following documents, which have heretofore been filed by EchoStar with the Commission pursuant to the Exchange Act, are incorporated by reference into this Registration Statement:
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our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 29, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 20, 2024, that we incorporate by reference in such Annual Report);

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our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024, and for the quarter ended June 30, 2024, filed with the SEC on August 9, 2024;

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our Current Reports on Form 8-K filed on January 11, 2024, January 16, 2024, May 3, 2024, September 23, 2024, September 29, 2024, October 11, 2024 and October 29, 2024 (other than portions of those documents deemed to be furnished and not filed); and

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the description of our capital stock, set forth in Exhibit 4.31 of our Annual Report on Form 10-K for the year ended December 31, 2023.

All documents subsequently filed by EchoStar pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-3 and prior to such time as EchoStar files a post-effective amendment to this Registration Statement on Form S-3, if any, that indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.
Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.
You may obtain any of the documents listed above from the Commission, through the Commission’s website or from EchoStar by requesting them in writing or by telephone at the following address:
EchoStar Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
Attention: Investor Relations
Telephone: (303) 723-1000
These documents are available from EchoStar without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part.